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EXHIBIT 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-222773 on Form S-3ASR, 333-220002 and Nos. 333-212267, 333-207325 and 333-170710 on Form S-8 of our reports dated May 20, 2019 relating to the consolidated financial statements of Flex Ltd. and subsidiaries (the “Company") (which report expresses an unqualified opinion and includes an explanatory paragraph related to the Company’s change in method of accounting for revenue from contracts with customers in fiscal year 2019 due to the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers and the Company’s change in method of accounting for cash receipts on the deferred purchase price from asset-backed securitization programs in fiscal year 2019 due to the adoption of ASU 2016-15 Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments.) and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Flex Ltd. for the year ended March 31, 2019.

/s/ DELOITTE & TOUCHE LLP
San Jose, California
May 20, 2019

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EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM